EXHIBIT 99.1
ParkOhio Announces Third Quarter 2019 Results

•	Q3 2019 Revenues of $403 million; YTD 2019 Revenues of $1.2 billion

•	Q3 GAAP EPS was $0.99; Q3 Adjusted EPS was $1.01

•	YTD GAAP EPS was $2.51; YTD Adjusted EPS was $3.09

•	2019 GAAP EPS guidance range updated to $3.42 to $3.62; Adjusted EPS guidance updated to $4.00 to $4.20; resulting primarily from the impact of the UAW labor strike at GM

CLEVELAND, OHIO, November 4, 2019 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the third quarter of 2019.

THIRD QUARTER CONSOLIDATED RESULTS
Net sales were $403.4 million in the third quarter of 2019 compared to net sales of $414.3 million in the third quarter of 2018. Net income attributable to ParkOhio common shareholders was $12.2 million, or $0.99 per diluted share, in the third quarter of 2019, compared to $14.2 million, or $1.14 per diluted share, in the third quarter of 2018. On an adjusted basis, net income attributable to ParkOhio common shareholders was $12.4 million, or $1.01 per diluted share, in the 2019 period compared to $13.3 million, or $1.07 per diluted share, in the 2018 period. Please refer to the table that follows for a reconciliation of net income to adjusted earnings.
Net sales in the quarter decreased year-over-year principally as a result of the impact of the United Auto Workers (“UAW”) labor strike at General Motors and slightly softer industrial demand, offset by new sales initiatives. Consolidated gross margins improved by 60 basis points to 16.5% in the 2019 quarter compared to 15.9% in the third quarter of 2018. Also, operating cash flow and free cash flow were $30.7 million and $19.8 million, respectively, which was used to repay debt of $12.0 million during the quarter. At September 30, 2019, cash on-hand increased to $49.8 million.
Matthew V. Crawford, Chairman, Chief Executive Officer and President, stated, "Despite the impact of the UAW labor strike at GM, we are pleased with our current performance and particularly with progress related to initiatives in new sales, margin enhancement and free cash flow.  We remain confident that we will deliver on our commitments and continue to see the benefits of our investments made during the last 18 months."
THIRD QUARTER SEGMENT RESULTS
In Supply Technologies, net sales decreased 4% year-over-year due to lower customer demand in certain end markets, including Semiconductor and Construction and Agricultural equipment, which was partially offset by strong demand from other

-more-

key end markets, including Heavy-duty Truck, Civil Aerospace and Power Sports. Segment operating income and margin decreased from a year ago due to lower sales levels in certain end markets and sales mix. The third quarter margin impact of tariffs on imported products and general inflation was minimal, as improved pricing and changes in the supply chain have been implemented. We expect the improved pricing and supply chain changes to positively affect future gross profit margins in this segment, and new sales initiatives to play a greater role going into 2020.
In Assembly Components, net sales decreased 7% year-over-year due to the impact of the UAW labor strike at General Motors, lower levels of demand in China and the pass-through of reduced aluminum prices. Operating profit and margins in this business increased 12% and 130 basis points year-over-year, respectively, driven primarily by benefits from cost-reduction actions taken earlier in the year and the flow through impact of new business in our extrusion and molded rubber products business. We expect continued increases in operating profit and margins, as volumes from newly-awarded programs ramp up and demand for products impacted by the UAW strike returns to normal levels. During the third quarter, we continued launching over 50 new auto-related programs which will benefit our fuel, aluminum, and rubber products businesses in 2020 and beyond. We continue to see strong quoting activity as our technologies play an increasing role in the electrification and fuel efficiency revolution. We expect this will enable this segment to outperform the market considerably during the next several years.
In Engineered Products, net sales were up 5% year-over-year, driven by continuing strong global demand for our induction and pipe threading equipment, and aftermarket parts and services in our Industrial Equipment Group. In our forged and machined products group, higher aerospace sales and sales from the acquisition of Erie Press were offset by weaker customer demand in the oil and gas end market. Bookings of new equipment and order backlog remain at high levels for the remainder of 2019. Operating income and margin in the third quarter was down year-over-year due to unfavorable sales mix and an unplanned temporary shutdown of a production line in one of our forging plants.
YEAR-TO-DATE CONSOLIDATED RESULTS
Net sales were $1,238.8 million in the first nine months of 2019 compared to net sales of $1,252.2 million in the first nine months of 2018. Net income attributable to ParkOhio common shareholders was $31.0 million, or $2.51 per diluted share, in the first nine months of 2019, compared to $38.8 million, or $3.09 per diluted share, in the 2018 period. On an adjusted basis, net income attributable to ParkOhio common shareholders was $38.2 million, or $3.09 per diluted share, in the 2019 period, compared to $38.4 million, or $3.08 per diluted share, in the 2018 period.
FULL-YEAR 2019 GUIDANCE UPDATE

The Company is updating its full-year 2019 Adjusted EPS guidance to $4.00 to $4.20 per diluted share primarily due to the impact of the UAW labor strike, which has affected several of our operations. The Company is updating its full-year 2019 GAAP EPS guidance to $3.42 to $3.62 per diluted share. Please refer to the table that follows for a reconciliation of GAAP EPS to Adjusted EPS guidance.

CONFERENCE CALL

A conference call reviewing ParkOhio’s third quarter 2019 results will be broadcast live over the Internet on Tuesday, November 5, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.
ParkOhio is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, ParkOhio operates more than 125 manufacturing sites and supply chain logistics facilities worldwide, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.
This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; the impact of labor disturbances affecting our customers; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises, such as tariffs and surcharges; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends, and the other factors we describe under "Item 1A. Risk Factors" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	MATTHEW V. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In millions, except per share data)
Net sales	$403.4	$414.3	$1,238.8	$1,252.2
Cost of sales	336.9	348.4	1,040.8	1,048.1
Gross profit	66.5	65.9	198.0	204.1
Selling, general and administrative expenses	42.7	41.1	132.4	131.9
Gain on sale of assets	—	—	—	(1.9)
Operating income	23.8	24.8	65.6	74.1
Other components of pension income and other postretirement benefits expense, net	1.4	2.0	4.2	6.4
Interest expense, net	(8.6)	(8.9)	(25.5)	(26.1)
Income before income taxes	16.6	17.9	44.3	54.4
Income tax expense	(4.2)	(3.2)	(12.3)	(14.5)
Net income	12.4	14.7	32.0	39.9
Net income attributable to noncontrolling interests	(0.2)	(0.5)	(1.0)	(1.1)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$12.2	$14.2	$31.0	$38.8

Earnings per common share attributable to Park-Ohio Holdings Corp. common shareholders:
Basic	$1.00	$1.15	$2.54	$3.15
Diluted	$0.99	$1.14	$2.51	$3.09
Weighted-average shares used to compute earnings per share:
Basic	12.2	12.3	12.2	12.3
Diluted	12.3	12.5	12.4	12.5

Dividends per common share	$0.125	$0.125	$0.375	$0.375

Other financial data:
EBITDA, as defined	$34.7	$37.8	$107.6	$114.3

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted earnings is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings is net income calculated in accordance with generally accepted accounting principles ("GAAP"), adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting net income. Adjusted earnings is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income calculated in accordance with GAAP. Adjusted earnings herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to adjusted earnings:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$12.2	$0.99	$14.2	$1.14	$31.0	$2.51	$38.8	$3.09
Adjustments:
One-time net expense related to former President	—	—	—	—	4.3	0.35	—	—
Plant closure and relocation, severance and other costs	0.2	0.02	—	—	3.6	0.29	—	—
Acquisition-related expenses	0.1	0.01	—	—	0.2	0.02	1.0	0.09
Gain on sale of assets	—	—	—	—	—	—	(1.9)	(0.15)
Tax effect of above adjustments	(0.1)	(0.01)	—	—	(0.9)	(0.08)	0.2	0.02
U.S. Tax Act adjustments	—	—	(0.9)	(0.07)	—	—	0.3	0.03
Adjusted earnings	$12.4	$1.01	$13.3	$1.07	$38.2	$3.09	$38.4	$3.08

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA, as defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA, as defined reflects net income attributable to Park-Ohio Holdings Corp. common shareholders before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA, as defined to assess the Company's performance and believes that EBITDA is useful to investors as an indication of the Company's satisfaction of its Debt Service Ratio covenant in its current revolving credit facility. Additionally, EBITDA, as defined is a measure used under the Company's current revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA, as defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In millions)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$12.2	$14.2	$31.0	$38.8
Add back:
Interest expense, net	8.6	8.9	25.5	26.1
Income tax expense	4.2	3.2	12.3	14.5
Depreciation and amortization	7.8	9.2	25.5	27.3
Stock-based compensation expense	1.1	1.9	2.8	6.5
One-time payment to former President	—	—	6.0	—
Other(a)	0.8	0.4	4.5	1.1
EBITDA, as defined	$34.7	$37.8	$107.6	$114.3

(a) - Includes primarily one-time acquisition fees and plant closure expenses.

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2019	December 31, 2018
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$49.8	$55.7
Accounts receivable, net	285.3	264.4
Inventories, net	324.0	317.8
Prepaid and other current assets	87.1	82.7
Total current assets	746.2	720.6
Property, plant and equipment, net	233.3	219.4
Operating lease right-of-use assets	62.6	—
Goodwill	107.1	103.4
Intangible assets, net	90.4	95.3
Other long-term assets	79.4	69.8
Total assets	$1,319.0	$1,208.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$184.0	$177.8
Current portion of long-term debt and short-term debt	16.0	17.9
Current portion of operating lease liabilities	11.7	—
Accrued expenses and other	107.8	103.2
Total current liabilities	319.5	298.9
Long-term liabilities, less current portion:
Debt	559.4	547.5
Long-term operating lease liabilities	52.3	—
Other long-term liabilities	54.3	49.5
Total long-term liabilities	666.0	597.0
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	319.6	299.0
Noncontrolling interests	13.9	13.6
Total equity	333.5	312.6
Total liabilities and shareholders' equity	$1,319.0	$1,208.5

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2019	2018
	(In millions)
OPERATING ACTIVITIES
Net income	$32.0	$39.9
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	25.5	27.3
Stock-based compensation expense	2.8	6.5
Net impact of Tax Cuts and Jobs Act	—	0.3
Gain on sale of assets	—	(1.9)
Changes in operating assets and liabilities:
Accounts receivable	(20.6)	(37.2)
Inventories	(6.8)	(23.2)
Prepaid and other current assets	(3.0)	(9.8)
Accounts payable and accrued expenses	5.4	26.0
Other	(1.8)	(6.1)
Net cash provided by operating activities	33.5	21.8
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(31.6)	(35.9)
Proceeds from sale of assets	—	2.8
Business acquisitions, net of cash acquired	(8.1)	(36.8)
Net cash used by investing activities	(39.7)	(69.9)
FINANCING ACTIVITIES
Proceeds from revolving credit facility, net	20.9	48.3
Payments on term loans and other debt	(7.3)	(2.8)
Proceeds from term loans and other debt	1.8	2.2
Payments on finance lease facilities, net	(5.0)	(3.5)
Dividends	(5.5)	(4.8)
Purchase of treasury shares	(0.9)	(6.1)
Payments of withholding taxes on share awards	(2.8)	(3.1)
Net cash provided by financing activities	1.2	30.2
Effect of exchange rate changes on cash	(0.9)	(2.0)
Decrease in cash and cash equivalents	(5.9)	(19.9)
Cash and cash equivalents at beginning of period	55.7	82.8
Cash and cash equivalents at end of period	$49.8	$62.9
Interest paid	$18.5	$19.0
Income taxes paid	$11.0	$14.8

Park-Ohio Holdings Corp. and Subsidiaries
Business Segment Information (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In millions)
Net sales:
Supply Technologies	$148.6	$155.1	$475.4	$482.2
Assembly Components	135.9	146.1	410.5	444.7
Engineered Products	118.9	113.1	352.9	325.3
	$403.4	$414.3	$1,238.8	$1,252.2
Segment operating income:
Supply Technologies	$10.0	$11.3	$34.4	$37.3
Assembly Components	10.4	9.3	27.0	33.6
Engineered Products	10.3	12.2	29.9	27.4
Total segment operating income	30.7	32.8	91.3	98.3
Corporate costs	(6.9)	(8.0)	(21.4)	(26.1)
One-time net expense related to former President	—	—	(4.3)	—
Gain on sale of assets	—	—	—	1.9
Operating income	23.8	24.8	65.6	74.1
Other components of pension income and other postretirement benefits expense, net	1.4	2.0	4.2	6.4
Interest expense, net	(8.6)	(8.9)	(25.5)	(26.1)
Income before income taxes	$16.6	$17.9	$44.3	$54.4

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Free cash flow is a non-GAAP financial measure that the Company is providing in this press release. Free cash flow is calculated as net cash provided by operating activities minus purchases of property, plant and equipment. The Company presents this non-GAAP financial measure because management uses free cash flow to assess the Company's performance and allocate its capital for various purposes. Free cash flow is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, cash flow calculated in accordance with GAAP. Free cash flow herein may not be comparable to similarly titled measures of other companies. The following table reconciles operating cash flow to free cash flow:

	Three Months Ended September 30,
	2019	2018
	(In millions)
Net cash provided by operating activities	$30.7	$23.1
Purchases of property, plant and equipment	(10.9)	(13.6)
Free cash flow	$19.8	$9.5

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted earnings per share is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings per share is earnings per share calculated in accordance with GAAP, adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings per share to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting earnings per share. Adjusted earnings per share is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, earnings per share calculated in accordance with GAAP. Adjusted earnings per share herein may not be comparable to similarly titled measures of other companies. The following table reconciles earnings per share to adjusted earnings per share:

	Year Ending December 31,
	2019 Forecast
	Low	High
EPS (GAAP)	$3.42	$3.62
One-time net expense related to former President	0.35	0.35
Plant closure and relocation, severance and other costs	0.23	0.23
Adjusted EPS (non-GAAP)	$4.00	$4.20